Exhibit 10.14

Execution Copy

Custody And Account Agreement

dated as of January 8, 2020

by and between

Trinity Capital, Inc.

(“Company”)

and

Wells Fargo Bank, National Association

(“Account Bank” and “Document Custodian”)

Table Of Contents

- i -

- ii -

Schedule A – List of Authorized Persons

Exhibit A – Form of Request for Release

- iii -

This Custody And Account Agreement (this “Agreement”) is dated as of January 8, 2020 and is by and between Trinity Capital, Inc. (and any successor or permitted assign), a Maryland corporation, as Company (along with any successor or permitted assign, the “Company”), and Wells Fargo Bank, National Association (“Wells Fargo”) (or any successor or permitted assign acting hereunder), a national banking association, as Account Bank (in such capacity, along with any successor or permitted assign acting as Account Bank hereunder, the “Account Bank”) and as Document Custodian, acting through its Document Custody division (in such capacity, along with any successor or permitted assign acting as Account Bank hereunder, the “Document Custodian”).

R E C I T A L S

Whereas, the Company is a closed-end management investment company, which intends to elect to be treated as a business development company under the Investment Company Act of

1940, as amended (the “1940 Act”);

Whereas, the Company desires to retain Wells Fargo Bank, National Association, to act as Account Bank and as Document Custodian for the Company;

Whereas, the Company desires that certain of the Company’s cash be held and administered by the Account Bank pursuant to this Agreement in compliance with Section 17(f) of the 1940 Act;

Whereas, the Company desires that certain of the Company’s Loan Files (as defined below) be held by the Document Custodian pursuant to this Agreement; and

Now Therefore, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

Section 1.      Definitions.

Section 1.1. Defined Terms. In addition to terms expressly defined elsewhere herein, the following words shall have the following meanings as used in this Agreement:

“Account” means the Cash Account.

“Account Bank” has the meaning set forth in the first paragraph of this Agreement.

“Agreement” means this Custody and Account Agreement (as the same may be amended from time to time in accordance with the terms hereof).

“Asset List” means, in the case of each Loan File held by the Document Custodian for the benefit of the Company, a computer-readable transmission containing information sufficient to identify the asset (and such other data as may be mutually agreed upon in writing by the Company and the Document Custodian), which shall be delivered by the Company to the Document Custodian pursuant to this Agreement.

“Authorized Person” has the meaning set forth in Section 7.4.

“Business Day” means a day on which the Account Bank or Document Custodian is open for business.

“Cash Account” means the segregated trust account (account number 84014400) to be established at the Account Bank to which the Account Bank shall deposit and hold any cash received by it on or after the date hereof which account shall be designated the “Reserve Account.”

“Company” means Trinity Capital, Inc., its successors or permitted assigns.

“Corporate Trust Office” shall mean, with respect to the Account Bank and Document Custodian, the corporate trust office thereof at which at any particular time its corporate trust business with respect to this Agreement is conducted, which office at the date of the execution of this Agreement is located at Wells Fargo Bank, N.A., MAC N9300-061, 600 S. 4th St., Minneapolis, Minnesota 55479, Attention: Corporate Trust Services – Asset-Backed Administration, or at such other address as such party may designate from time to time by notice to the other parties to this Agreement.

“Document Custodian” has the meaning set forth in the first paragraph of this Agreement.

“Eligible Investment” means any investment that at the time of its acquisition is one or more of the following:

(a)    United States government and agency obligations;

(b)    commercial paper having a rating assigned to such commercial paper by Standard & Poor’s Rating Services or Moody’s Investor Service, Inc. (or, if neither such organization shall rate such commercial paper at such time, by any nationally recognized rating organization in the United States of America) equal to one of the two highest ratings assigned by such organization, it being understood that as of the date hereof such ratings by Standard & Poor’s Rating Services are “A1+” and “A1” and such ratings by Moody’s Investor Service, Inc. are “P1” and “P2”;

(c)    interest bearing deposits in United States dollars in United States banks with an unrestricted surplus of at least U.S. $250,000,000, maturing within one year; and

(d)    money market funds (including funds of the bank serving as Account Bank or its affiliates) with a rating from any rating agency that is currently rating such money market mutual funds in the highest investment category granted thereby.

Each of the Eligible Investments may be purchased by the Account Bank or through an affiliate of the Account Bank

“Loan” shall mean any obligation (or participation interest therein) for the payment or repayment of borrowed money that is documented by a term loan agreement, revolving loan agreement or other similar credit agreement.

“Loan Checklist” means a list delivered to the Document Custodian in connection with delivery of each Loan to the Document Custodian by the Company that identifies the items contained in the related Loan File.

“Loan File” means, with respect to each Loan delivered to the Document Custodian, each of the Required Loan Documents identified on the related Loan Checklist.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof) unincorporated organization, or any government or agency or political subdivision thereof.

“Proper Instructions” means instructions received by the Account Bank or the Document Custodian in form acceptable to it, from the Company, or any Person duly authorized by the Company in any of the following forms acceptable to the Account Bank or the Document Custodian:

(a)       in writing signed by an Authorized Person (and delivered by hand, by mail, by overnight courier or by telecopier);

(b)       by electronic mail from an Authorized Person; or

(c)       such other means as may be agreed upon from time to time by the Account Bank or the Document Custodian and the party giving such instructions.

“Reinvestment Earnings” has the meaning set forth in Section 3.6.

“Request for Release” means a request for release of any Loan File, which request shall be either (i) delivered to the Document Custodian substantially in the form of Exhibit A hereto or (ii) as otherwise agreed to between the Document Custodian and the Company.

“Required Loan Documents” means, for each Loan, to the extent set forth on the related Loan Checklist delivered to the Document Custodian in connection therewith, (i) with respect to leases, if any: (A) master lease agreement, (B) equipment schedule, (C) intellectual property security agreement, (D) participation rights agreement, (E) intercreditor agreement/collateral agency agreement/subordination agreement, (F) warrant, (G) royalty fee agreement, (H) delivery and acceptance certificate, (I) pledge agreement, (J) security agreement, (K) asset sale agreement schedule, (L) bill of sale, (M) UCC filings, (N) guaranty agreement, and (O) most recent portfolio risk rating (if applicable); and (ii) with respect to loans, if any: (A) loan and security agreement, (B) intellectual property security agreement, (C) participation rights agreement, (D) intercreditor agreement/collateral agency agreement, (E) warrant, (F) royalty fee agreement, (G) pledge agreement, (H) UCC filings, (I) guaranty agreement, (J) promissory note, and (K) most recent portfolio risk rating. With respect to each Loan File, the Company will provide a Loan Checklist to the Document Custodian of the applicable Loan Files, upon which the Custodian shall be able to conclusively rely as the list of documents required to be included in the related Loan File.

“Responsible Officer” shall mean any President, Vice President, Assistant Vice President, Assistant Secretary, Assistant Treasurer or Corporate Trust Officer, or any other officer in the Corporate Trust Office customarily performing functions similar to those performed by any of the above designated officers, in each case having direct responsibility for the administration of this Agreement.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

Section 1.2.   Construction. In this Agreement unless the contrary intention appears:

(a)      any reference to this Agreement or another agreement or instrument refers to such agreement or instrument as the same may be amended, modified or otherwise rewritten from time to time;

(b)      a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(c)      any term defined in the singular form may be used in, and shall include, the plural with the same meaning, and vice versa;

(d)      a reference to a Person includes a reference to the Person’s executors, successors and permitted assigns;

(e)      an agreement, representation or warranty in favor of two or more Persons is for the benefit of them jointly and severally;

(f)      an agreement, representation or warranty on the part of two or more Persons binds them jointly and severally;

(g)      a reference to the term “including” means “including, without limitation,”

and

(h)     a reference to any accounting term is to be interpreted in accordance with generally accepted principles and practices in the United States, consistently applied, unless otherwise instructed by the Company.

Section 1.3.   Headings.   Headings are inserted for convenience and do not affect the interpretation of this Agreement.

Section 2.      Appointment Of Account Bank And Document Custodian.

Section 2.1. Appointment and Acceptance. (a) The Company hereby appoints the Account Bank as custodian of cash owned by the Company and delivered to the Account Bank on the date hereof, on the terms and conditions set forth in this Agreement, and the Account Bank hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement with respect to it subject to and in accordance with the provisions hereof.

(b)    The Company hereby appoints the Document Custodian as custodian to hold the Loan Files and Required Loan Documents owned by the Company and delivered to the Document Custodian from time to time during the period of this Agreement on the terms and conditions set forth in this Agreement, and the Document Custodian hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement with respect to it and subject to and in accordance with the provisions hereof.

Section 2.2. Instructions. The Company agrees that it shall from time to time provide, or cause to be provided, to the Account Bank and the Document Custodian all necessary instructions and information, and shall respond promptly to all inquiries and requests of the Account Bank and the Document Custodian, as may reasonably be necessary to enable the Account Bank and the Document Custodian to perform their respective duties hereunder.

Section 2.3. Company Responsible for Directions. The Company is solely responsible for directing the Account Bank (on at least two Business Days’ prior written notice) with respect to deposits to, withdrawals from and transfers to or from the Account. Without limiting the generality of the foregoing, the Account Bank has no responsibility for the Company’s compliance with the 1940 Act, any restrictions, covenants, limitations or obligations to which the Company may be subject or for which it may have obligations to third-parties in respect of the Account, and the Account Bank shall have no liability for the application of any funds made at the direction of the Company. The Company shall be solely responsible for properly instructing the appropriate payments to the Account Bank for deposit to the Account, and for properly instructing the Account Bank with respect to the allocation or application of any such deposit.

Section 3.      Duties Of Account Bank.

Section 3.1.   [Reserved].

Section 3.2.  Accounts. (a)    The Company directs the Account Bank to open and maintain it its corporate trust department the Cash Account to which the Account Bank may deposit or credit and hold any cash received by it on or after the date hereof.

(b)    The Account Bank shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any property held by it hereunder except pursuant to the direction of the Company under terms of the Agreement.

Section 3.3. Delivery of Cash to Account Bank. (a) The Company may deliver, or cause to be delivered, to the Account Bank certain of the Company’s cash on or after the date hereof to be deposited into the Cash Account.

Section 3.4.   [Reserved].

Section 3.5.   [Reserved].

Section 3.6.  Bank Accounts and Management of Cash.   (a)    Any cash received by the Account Bank shall be credited to the Cash Account.

(b)    Amounts held in the Cash Account may be invested in Eligible Investments pursuant to specific written Proper Instructions (which may be standing instructions) received by the Account Bank from an Authorized Person acting on behalf of the Company. Such investments shall be subject to availability and the Account Bank’s then applicable transaction charges (which shall be at the Company’s expense). The Account Bank shall have no liability for any loss incurred on any such investment. Absent receipt of such written instruction from the Company, the Account Bank shall have no obligation to invest (or otherwise pay interest on) amounts on deposit in the Cash Account. In no instance will the Account Bank have any obligation to provide investment advice to the Company. Any earnings from such investment of amounts held in the Cash Account from time to time (collectively, “Reinvestment Earnings”) shall be redeposited in the Cash Account (and may be reinvested at the written direction of the Company).

(c)    In the event that the Company shall at any time request a withdrawal of amounts from the Cash Account, the Account Bank shall be entitled to liquidate (on the Business Day prior to any such withdrawal), and shall have no liability for any loss incurred as a result of the liquidation of, any investment of the funds credited to such Cash Account as needed to provide necessary liquidity, unless such losses are directly resulting from the Account Bank’s gross negligence, willful misconduct or bad faith.

(d)    The Company acknowledges that cash deposited or invested with any bank (including the bank acting as Account Bank) may make a margin or generate banking income for which such bank shall not be required to account to the Company.

Section 3.7.   [Reserved].

Section 3.8.   [Reserved].

Section 3.9.   Payment of Moneys. (a) Upon receipt of Proper Instructions, the Account Bank shall transfer from the Cash Account moneys of the Company on deposit therein, but only upon receipt of Proper Instructions specifying the amount of such payment and to transfer such amounts to the commercial bank account of the Company.

(b)    At any time or times, the Account Bank shall be entitled to pay (i) itself and the Document Custodian from the Cash Account, whether or not in receipt of express direction or instruction from the Company, any amounts due and payable to either or both of them pursuant to Section 8 hereof, and (ii) as otherwise permitted by Section 7.5, 9.4 or Section 12.5 below, provided, however, that in each case (i) the Account Bank or Document Custodian, as applicable, shall have first invoiced or billed the Company for such amounts and the Company shall have failed to pay such amounts within thirty (30) days after the date of such invoice or bill, and (ii) all such payments shall be accounted for to the Company.

Section 3.10.   [Reserved].

Section 3.11.   [Reserved].

   Section 3.12.   Records. The Account Bank shall create and maintain its customary records relating to its activities under this Agreement with respect to the cash or other property held for the Company under this Agreement. All such records shall at all times during the regular business hours of the Account Bank be open for inspection by duly authorized officers, employees or agents of the Company (including its independent public accountants), upon reasonable request and at least five Business Days’ prior written notice and at the Company’s expense.

Section 3.13.   [Reserved].

    Section 3.14. Responsibility for Property Held by Sub-Custodian Banks. The Account Bank’s responsibility with respect to the selection or appointment of a sub-custodian bank shall be limited to a duty to exercise reasonable care in the selection of such sub-custodian bank. With respect to any costs, expenses, damages, liabilities, or claims (including attorneys’ and accountants’ fees) incurred as a result of the acts or the failure to act by any sub-custodian, the Account Bank shall take reasonable action to recover such costs, expenses, damages, liabilities, or claims from such sub-custodian; provided that the Account Bank’s sole liability in that regard shall be limited to amounts actually received by it from such sub-custodian (exclusive of related costs and expenses incurred by the Account Bank).

Section 3a.   Duties Of Document Custodian.

(a)    With respect to Loans, Required Loan Documents shall be delivered to the Document Custodian in its role as, and at the address identified in Section 15(c) for, the Document Custodian. All Required Loan Documents shall be held in safekeeping by the Document Custodian, individually segregated on its inventory system from the files of any other Person other than those relating to the Company and its affiliates and subsidiaries.

(b)    Contemporaneously with the acquisition of any Loan or Loans, the Company shall deliver, or cause to be delivered, to the Document Custodian an Asset List with a Loan File containing any appropriate Required Loan Documents evidencing such Loan and the related Loan Checklist, and any further information in respect of such Loan as the Document Custodian may reasonably require in order to enable the Document Custodian to perform its duties hereunder in respect of such Loan, on which the Document Custodian may conclusively rely without further inquiry or investigation, in such form and format as the Document Custodian reasonably may require.

(c)    The Document Custodian shall release and ship for delivery, or direct its agents or sub-custodian to release and ship for delivery, as the case may be, Required Loan Documents of the Company held by the Document Custodian, its agents or its sub-custodian from time to time upon receipt of a Request for Release (which shall, among other things, specify the Required Loan Documents to be released, with such delivery and other information as may be necessary to enable the Document Custodian to perform (including the delivery method). Any request for release by the Company shall be in the form of the Request for Release. The Company is authorized to transmit and the Document Custodian is authorized to accept signed facsimile or email copies of Requests for Release submitted substantially in the form attached hereto ad Exhibit A (or as otherwise agreed between the Document Custodian and the Company).

(d)    For the avoidance of doubt, the Document Custodian shall have no obligation to review or monitor any Required Loan Documents, but shall only be required to hold those Required Loan Documents received by it in accordance with this Agreement.

Section 4.       Reporting.

(a)   [Reserved]

(b)   The Account Bank shall grant to the Company online access to information relating to the Cash Account such that the Company can determine all deposits to and withdrawals from the Cash Account and the outstanding balance of the Cash Account.

(c)   The Company acknowledges that upon its written request and at no additional cost, it has the right to receive notification after the completion of each purchase and sale of Eligible Investments or Account Bank’s receipt of a broker’s confirmation. The Company agrees that such notifications shall not be provided by the Account Bank hereunder, and that the Account Bank shall make available, upon request and in lieu of notifications, periodic account statements that reflect such investment activity. No statement need be made available for the Cash Account if no activity has occurred in such account during such period.

(d)   On the first Business Day of each week, the Document Custodian shall deliver to the Company an on-hand and exception report relating to the Loan Files being held by it hereunder.

Section 5.      [reserved].

Section 6.       [reserved].

Section 7        Certain General Terms.

Section 7.1. No Duty to Examine Documents. Nothing herein shall obligate the Account Bank or the Document Custodian to review or examine the terms of any underlying instrument, certificate, credit agreement, indenture, loan agreement, promissory note, or other document held by the Account Bank or the Document Custodian to determine the validity, sufficiency, marketability or enforceability of any such document or Loan (and shall have no responsibility for the genuineness or completeness thereof), or to monitor the status of any lien or performance of any collateral, or otherwise.

Section 7.2. Resolution of Discrepancies. In the event of any discrepancy between the information set forth in any report provided by the Account Bank or the Document Custodian to the Company and any information contained in the books or records of the Company, the Company shall promptly notify the Account Bank or the Document Custodian thereof and the parties shall cooperate to diligently resolve the discrepancy.

Section 7.3. Improper Instructions. Notwithstanding anything herein to the contrary, neither the Account Bank nor or the Document Custodian shall be obligated to take any action (or forebear from taking any action), which it reasonably determines (at its sole option) to be contrary to the terms of this Agreement or applicable law. In no instance shall the Account Bank be obligated to provide services on any day that is not a Business Day.

Section 7.4. Proper Instructions. (a)    The Company will give a notice to the Account Bank and the Document Custodian, in form acceptable to the Account Bank and the Document Custodian, specifying the names and specimen signatures of persons authorized to give Proper Instructions (collectively, “Authorized Persons” and each is an “Authorized Person”) which notice shall be signed by an Authorized Person previously certified to the Account Bank and the Document Custodian. The Account Bank and the Document Custodian shall be entitled to rely upon the identity and authority of such persons until it receives written notice from an Authorized Person of the Company to the contrary. The initial Authorized Persons are set forth on Schedule A attached hereto and made a part hereof (as such Schedule A may be modified from time to time by written notice from the Company to the Account Bank and the Document Custodian). If such person elects to give the Account Bank and the Document Custodian email or facsimile instructions (or instructions by a similar electronic method) and the Account Bank or the Document Custodian elects to act upon such instructions, the Account Bank’s and the Document Custodian’s understanding of such instructions shall be deemed controlling. Neither the Account Bank nor the Document Custodian shall be liable for any losses, costs or expenses arising directly or indirectly from the Account Bank’s or the Document Custodian’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Account Bank and the Document Custodian, including without limitation the risk of the Account Bank or the Document Custodian acting on unauthorized instructions, and the risk of interception and misuse by third parties.

(b)    Neither the Account Bank nor the Document Custodian shall have an obligation to act in accordance with purported instructions to the extent that they conflict with applicable law or regulations, local market practice or the Account Bank’s or the Document Custodian’s operating policies and practices. Neither the Account Bank nor the Document Custodian shall be liable for any loss resulting from a delay while it obtains clarification of any Proper Instructions.

Section 7.5. Actions Permitted Without Express Authority. The Account Bank may, without express authority from the Company, make payments to itself and to the Document Custodian as described in or pursuant to Section 3.6(b), provided that (i) the Account Bank shall have first invoiced or billed the Company for such amounts and the Company shall have failed to pay such amounts within thirty (30) days after the date of such invoice or bill, and (ii) all such payments shall be regularly accounted for to the Company.

Section 7.6. Evidence of Authority. The Account Bank and the Document Custodian shall be protected in acting upon any instructions, notice, request, consent, opinion, certificate instrument or paper reasonably believed by either or them to be genuine and to have been properly executed or otherwise given by or on behalf of the Company by an Authorized Person. The Account Bank and the Document Custodian may receive and accept a certificate signed by any Authorized Person as conclusive evidence of:

(a)       the authority of any person to act in accordance with such certificate; or

(b)       any determination or of any action by the Company as described in such certificate,

and such certificate may be considered as in full force and effect until receipt by the Account Bank and the Document Custodian of written notice to the contrary from an Authorized Person of the Company.

Section 7.7. Receipt of Communications. Any communication received by the Account Bank or the Document Custodian on a day which is not a Business Day or after 3:30 p.m., Eastern time (or such other time as is agreed by the Company and the Account Bank and the Document Custodian from time to time), on a Business Day will be deemed to have been received on the next Business Day.

Section 7.8. Actions on the Loans. Neither the Account Bank nor the Document Custodian shall have any duty or obligation hereunder to take any action on behalf of the Company, to communicate on behalf of the Company, to collect amounts or proceeds in respect of, or otherwise to interact or exercise rights or remedies on behalf of the Company, with respect to any of the Loans. All such actions and communications are the responsibility of the Company.

Section 8.       Compensation Of Account Bank And Document Custodian.

Section 8.1. Fees. The Account Bank and the Document Custodian shall be entitled to compensation for their services in accordance with the terms of that certain fee letter dated November 27, 2019, between the Company, the Account Bank and the Document Custodian.

Section 8.2. Expenses. The Company agrees to pay or reimburse to the Account Bank and the Document Custodian upon its request from time to time all costs, disbursements, advances, losses and expenses (including reasonable fees and expenses of legal counsel and court costs) incurred, and any disbursements made, in connection with the preparation or execution of this Agreement, or in connection with or arising out of the transactions contemplated hereby or the administration of this Agreement or performance by the Account Bank or the Document Custodian, as applicable, of its duties and services under this Agreement, from time to time (including costs and expenses of any action deemed necessary by the Account Bank or the Document Custodian to collect any amounts owing to it under this Agreement).

Section 9.       Responsibility Of Account Bank And Document Custodian.

Section 9.1. General Duties. Neither the Account Bank nor the Document Custodian shall have any duties, obligations or responsibilities under this Agreement except for such duties as are expressly and specifically set forth in this Agreement, and the duties and obligations of the Account Bank and the Document Custodian shall be determined solely by the express provisions of this Agreement. No implied duties, obligations or responsibilities shall be read into this Agreement against, or on the part of, the Account Bank or the Document Custodian.

Section 9.2. Instructions. (a)     The Account Bank and the Document Custodian shall be entitled to refrain from taking any action unless it has such instruction (in the form of Proper Instructions) from the Company as it reasonably deems necessary, and shall be entitled to require, upon notice to the Company, that Proper Instructions to it be in writing. Neither the Account Bank nor the Document Custodian shall have any liability for any action (or forbearance from action) taken pursuant to the Proper Instruction of the Company.

(b)     Whenever the Account Bank or the Document Custodian is entitled or required to receive or obtain any communications or information pursuant to or as contemplated by this Agreement, it shall be entitled to receive the same in writing, in form, content and medium reasonably acceptable to it and otherwise in accordance with any applicable terms of this Agreement; and whenever any report or other information is required to be produced or distributed by the Account Bank or the Document Custodian it shall be in form, content and medium reasonably acceptable to it and the Company, and otherwise in accordance with any applicable terms of this Agreement.

Section 9.3. General Standards of Care. Notwithstanding any terms herein contained to the contrary, the acceptance by the Document Custodian and the Account Bank of each of their appointments hereunder is expressly subject to the following terms, which shall govern and apply to each of the terms and provisions of this Agreement (whether or not so stated therein):

(a)    Each of the Account Bank and the Document Custodian may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, statement, certificate, request, waiver, consent, opinion, report, receipt or other paper or document furnished to it (including any of the foregoing provided to it by telecopier or electronic means), not only as to its due execution and validity, but also as to the truth and accuracy of any information therein contained, which it in good faith believes to be genuine and signed or presented by the proper person (which in the case of any instruction from or on behalf of the Company shall be an Authorized Person); and the Account Bank and the Document Custodian shall be entitled to presume the genuineness and due authority of any signature appearing thereon. Neither the Account Bank nor the Document Custodian shall be bound to make any independent investigation into the facts or matters stated in any such notice, instruction, statement, certificate, request, waiver, consent, opinion, report, receipt or other paper or document, or be required to recalculate, certify or verify any information contained therein; provided, however, that if the form thereof is specifically prescribed by the terms of this Agreement, the Account Bank or Document Custodian, as applicable, shall examine the same to determine whether it substantially conforms on its face to such requirements hereof.

(b)    Neither the Account Bank, the Document Custodian, nor any of their directors, officers or employees shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it (or any of its directors, officers of employees), or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, unless such action or inaction constitutes gross negligence, willful misconduct or bad faith on its part. Neither the Account Bank nor the Document Custodian shall be liable for any action taken by it in good faith and reasonably believed by it to be within powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action. Neither the Account Bank nor the Document Custodian shall be under any obligation at any time to ascertain whether the Company is in compliance with the 1940 Act, the regulations thereunder, or the Company’s investment objectives and policies then in effect.

(c)    In no event shall the Document Custodian or the Account Bank be liable for any indirect, special, punitive or consequential damages (including lost profits) whether or not it has been advised of the likelihood of such damages.

(d)    The Account Bank and the Document Custodian may consult with, and obtain advice from, legal counsel with respect to any question as to any of the provisions hereof or its duties hereunder, or any matter relating hereto, and the written opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Account Bank or the Document Custodian in good faith in accordance with the opinion and directions of such counsel; the reasonable cost of such services shall be reimbursed pursuant to Section 8.2 above. Before the Account Bank or Document Custodian acts or refrains from acting hereunder, it may require and shall be entitled to receive an officer’s certificate and/or an opinion of counsel, the reasonable cost of such services shall be reimbursed pursuant to Section 8.2 above. Neither the Account Bank nor the Document Custodian shall be liable for any action it takes or omits to take in good faith in reliance on such officer’s certificate or opinion of counsel.

(e)    Neither the Account Bank nor the Document Custodian shall be deemed to have notice of, or be required to act based on, any fact, claim, demand or other event or information with respect hereto unless actually known by a Responsible Officer working in its Corporate Trust Services group and charged with responsibility for administering this Agreement or unless (and then only to the extent received) in writing by a Responsible Officer of the Account Bank or the Document Custodian at the applicable address(es) as set forth in Section 15 and specifically referencing this Agreement. Neither the Account Bank nor Document Custodian shall have any obligation or duty to determine whether any event or fact has occurred. The delivery or availability of reports or other documents to the Account Bank or Document Custodian (including publicly available reports or documents) shall not constitute actual or constructive knowledge or notice of information contained in or determinable from those reports or documents. Knowledge or information acquired by (i) Wells Fargo Bank, National Association in any of its respective capacities hereunder or under any other document related hereto shall not be imputed to Wells Fargo Bank, National Association in any of its other capacities hereunder or thereunder except to the extent their respective duties are performed by Responsible Officers in the same division of Wells Fargo Bank, National Association, and vice versa, and (ii) any affiliate or other line of business or other division of Wells Fargo Bank, National Association shall not be imputed to Wells Fargo Bank, National Association in any of its respective capacities hereunder.

(f)    No provision of this Agreement shall require the Account Bank or the Document Custodian to expend or risk its own funds, or to take any action (or forbear from action) hereunder which might in its judgment involve any expense or any financial or other liability unless it shall be furnished with indemnification acceptable to it. Nothing herein shall obligate the Account Bank or the Document Custodian to commence, prosecute or defend legal proceedings in any instance, whether on behalf of the Company or on its own behalf or otherwise, with respect to any matter arising hereunder, or relating to this Agreement or the services contemplated hereby.

(g)    The permissive rights of the Account Bank and the Document Custodian to take any action hereunder shall not be construed as duty.

(h)   The Account Bank and the Document Custodian may each act or exercise duties or powers hereunder through agents (including for the avoidance of doubt, sub- custodians) or attorneys, and the Account Bank and Document Custodian, as applicable, shall not be liable or responsible for the actions or omissions of any such agent or attorney appointed and maintained with due care.

(i)   All indemnifications contained in this Agreement in favor of the Account Bank and the Document Custodian shall survive the termination or assignment of this Agreement or earlier resignation of the Account Bank or the Document Custodian, as applicable.

(j)   Neither the Account Bank nor the Document Custodian shall be under any obligation to exercise any of the rights or powers vested in it by this Agreement at the request, order or direction of any Person, unless such Person with the requisite authority shall have offered to the Account Bank and Document Custodian security or indemnity satisfactory to the Account Bank and Document Custodian against the costs, expenses and liabilities (including the reasonable and documented fees and expenses of counsel and agents) which may be incurred therein or thereby. Neither the Account Bank nor the Document Custodian shall be liable with respect to any action it takes or omits to take in accordance with a direction received by it from any Person with the requisite authority.

(k)   Neither the Account Bank nor the Document Custodian shall have any liability with respect to the acts or omissions of any other Person, and may assume compliance by each of the other parties hereto with their obligations thereunder unless a Responsible Officer is notified of any such noncompliance in writing.

(l)   Neither the Account Bank nor the Document Custodian shall be held responsible or liable for or in respect of, and makes no representation or warranty with respect to (A) any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement, continuation statement or amendments to a financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof, or (B) the monitoring, creation, maintenance, enforceability, existence, status, validity, priority or perfection of any security interest, lien or collateral or the performance of any collateral.

(m)   All rights, protections, indemnities and immunities provided in this Agreement in favor of the Account Bank under this Agreement shall also apply to the Document Custodian and vice versa, mutatis mutandis.

Section 9.4. Indemnification. (a)  The Company shall and does hereby indemnify and hold harmless each of the Account Bank, the Document Custodian and any agents appointed by the Account Bank and Document Custodian for and from any and all costs and expenses (including reasonable attorney’s fees and expenses and court costs) and any and all losses, damages, claims and liabilities, that may arise, be brought against or incurred by the Account Bank or the Document Custodian, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation the Company, and any advances or disbursements made by the Account Bank or the Document Custodian, as a result of, relating to, or arising out of this Agreement, or the administration or performance of the duties of the Account Bank and the Document Custodian hereunder, or the relationship between the Company, the Account Bank and the Document Custodian created hereby, including the enforcement of any indemnification rights hereunder, other than such liabilities, losses, damages, claims, costs and expenses as are directly caused by the Account Bank’s or the Document Custodian’s, as applicable, own action or inaction constituting bad faith, gross negligence or willful misconduct on its part, as determined by a court of competent jurisdiction or as otherwise agreed to by the parties.

(b)   In the event that the Account Bank, the Document Custodian or any of their nominees shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee’s own gross negligent action, grossly negligent failure to act or willful misconduct, or if the Company fails to compensate or pay the Account Bank or the Document Custodian pursuant to Section 8.1 or Section 9.4 hereof, any cash at any time held for the account of the Company shall be security therefor and should the Company fail to repay the Account Bank or Document Custodian promptly (or, if specified, within the time frame provided herein), the Account Bank shall be entitled to utilize available cash to the extent necessary to obtain reimbursement for the Account Bank or the Document Custodian.

Section 9.5. Force Majeure. Without prejudice to the generality of the foregoing, neither the Account Bank nor the Document Custodian shall be liable to the Company for any damage or loss resulting from or caused by events or circumstances beyond the reasonable control of the Account Bank or Document Custodian, including nationalization, expropriation, currency restrictions, the interruption, disruption or suspension of the normal procedures and practices of any securities market, power, mechanical, communications or other technological failures or interruptions, computer viruses or the like, fires, floods, earthquakes or other natural disasters, civil and military disturbance, acts of war or terrorism, riots, revolution, acts of God, work stoppages, strikes, national disasters of any kind, or other similar events or acts; errors by the Company (including any Authorized Person) in its instructions to the Account Bank or the Document Custodian; or changes in applicable law, regulation or orders.

Section 10.     [reserved].

Section 11.     Tax Law.

Section 11.1.   Domestic Tax Law.    The Account Bank shall have no responsibility or liability for any obligations now or hereafter imposed on the Company or the Account Bank as Account Bank hereunder, by the tax law of the United States or any state or political subdivision thereof. The Account Bank shall be kept indemnified by and be without liability to the Company for such obligations including taxes (but excluding any income taxes assessable in respect of compensation paid to the Account Bank pursuant to this Agreement) withholding, certification and reporting requirements, claims for exemption or refund, additions for late payment interest, penalties and other expenses (including legal expenses) that may be assessed against the Company, or the Account Bank as Account Bank hereunder.

Section 11.2. Foreign Tax Law. It shall be the responsibility of the Company to notify the Account Bank of the obligations imposed on the Company by the tax law of foreign (e.g., non- U.S.) jurisdictions, including responsibility for withholding and other taxes, assessments or other government charges, certifications and government reporting. The sole responsibility of the Account Bank with regard to such tax law shall be to use reasonable efforts to cooperate with the Company with respect to any claims for exemption or refund under the tax law of the jurisdictions for which the Company has provided such information.

Section 12.      Effective Period And Termination.

Section 12.1.Effective Date. This Agreement shall become effective as of its due execution and delivery by each of the parties. This Agreement shall continue in full force and effect until terminated as hereinafter provided. This Agreement may be terminated by the Document Custodian, the Account Bank or the Company pursuant to Section 12.2.

Section 12.2.Termination. This Agreement shall terminate upon the earliest of (a) occurrence of the effective date of termination specified in any written notice of termination given by any party to the other parties not later than sixty (60) days prior to the effective date of termination specified therein, (b) such other date of termination as may be mutually agreed upon by the parties in writing.

Section 12.3.Resignation. The Account Bank and the Document Custodian may at any time resign under this Agreement by giving not less than sixty (60) days advance written notice thereof to the Company. The Company may at any time remove the Account Bank and the Document Custodian under this Agreement by giving not less than sixty (60) days advance written notice to the Account Bank and the Document Custodian.

Section 12.4. Successor. Prior to the effective date of termination of this Agreement, or the effective date of the resignation or removal of the Account Bank or Document Custodian, as the case may be, the Company shall give Proper Instruction to the Account Bank and Document Custodian designating a successor Account Bank or Document Custodian, if applicable. Upon receipt of Proper Instruction from the Company, the Account Bank shall deliver directly to the successor Account Bank all cash, and the Document Custodian shall deliver directly to the successor Document Custodian Loan Files, then owned by the Company and held by the Account Bank and Document Custodian, provided that the Company shall have paid to the Account Bank and Document Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled. If the Company does not designate a successor Account Bank or Document Custodian by the date of termination, then the Account Bank and Document Custodian shall deliver all cash and Loan Files, as applicable, to the Company. In addition, the Account Bank and Document Custodian shall, at the expense of the Company, cooperate in the transfer of such duties and responsibilities. Upon such delivery and transfer, the Account Bank and Document Custodian shall be relieved of all obligations under this Agreement.

Section 12.5.Payment of Fees, etc. Upon termination of this Agreement or resignation of the Account Bank and the Document Custodian, the Company shall pay to each of the Account Bank and the Document Custodian such compensation, and shall likewise reimburse each of the Account Bank and the Document Custodian for its costs, expenses and disbursements, as may be due as of the date of such termination or resignation. All indemnifications in favor of the Account Bank and the Document Custodian under this Agreement shall survive the termination or assignment of this Agreement or any resignation of the Account Bank or the Document Custodian, as applicable.

Section 13.     Representations And Warranties.

Section 13.1. Representations of the Company. The Company represents and warrants to the Account Bank and the Document Custodian that:

(a)       it has the power and authority to enter into and perform its obligations under this Agreement, and it has duly authorized, executed and delivered this Agreement so as to constitute its valid and binding obligation; and

(b)       in giving any instructions which purport to be “Proper Instructions” under this Agreement, the Company will act in accordance with the provisions of its certificate of incorporation and bylaws and any applicable laws and regulations.

Section 13.2.   Representations of the Account Bank and Document Custodian. Each of the Account Bank and the Document Custodian hereby represents and warrants to the Company that:

(a)       it is a national banking association that has an aggregate capital, surplus, and undivided profits of not less than $500,000;

(b)       it has the power and authority to enter into and perform its obligations under this Agreement;

(c)       it has duly authorized, executed and delivered this Agreement so as to constitute its valid and binding obligations; and

(d)       it maintains business continuity policies and standards that include data file backup and recovery procedures.

Section 14.      Parties In Interest; No Third Party Benefit.

This Agreement is not intended for, and shall not be construed to be intended for, the benefit of any third parties and may not be relied upon or enforced by any third parties (other than successors and permitted assigns pursuant to Section 19).

Section 15.      Notices.

Any Proper Instructions shall be given to the following address (or such other address as either party may designate by written notice to the other party), and otherwise any notices, approvals and other communications hereunder shall be sufficient if made in writing and given to the parties at the following address (or such other address as either of them may subsequently designate by notice to the other), given by (i) certified or registered mail, postage prepaid, (ii) recognized courier or delivery service, or (iii) confirmed telecopier or telex, with a duplicate sent by first class mail, postage prepaid:

(a)    if to the Company, to

Trinity Capital Inc.

3075 W. Ray Road

Suite 525

Chandler, Arizona 85226

Attn: Susan Echard

Email: legal@trincapinvestment.com

(b)    if to the Account Bank, to

Wells Fargo Bank, National Association

600 S. 4th Street

MAC N9300-061

Minneapolis, MN 55479

Attn: Corporate Trust Services — Asset-Backed Administration

Phone: (612) 667-8058

Facsimile: (612) 667-3464

(c)     if to the Document Custodian, to

Wells Fargo Bank, National Association

1055 10th Ave. SE
MAC N9401-011

Minneapolis, MN 55414

Attn: Corporate Trust Services — Asset-Backed Securities Vault

Phone: (612) 667-8058

Facsimile: (612) 667-1080

         with a copy to:

Wells Fargo Bank, National Association

600 S. 4th Street

MAC N9300-061

Minneapolis, MN 55479

Attn: Corporate Trust Services — Asset-Backed Administration

Phone: (612) 667-8058

Facsimile: (612) 667-3464

Section 16.      Choice Of Law, Jurisdiction And Waiver Of Jury Trial.

This Agreement Shall Be Construed, And The Provisions Thereof Interpreted Under And In Accordance With And Governed By The Laws Of The State Of New York For All Purposes (without Regard To Its Choice Of Law Provisions). Any Legal Action Or Proceeding With Respect To This Agreement May Be Brought In The Courts Of The State Of New York (new York County) Or Of The United States For The Southern District Of New York, And By Execution And Delivery Of This Agreement, Each Of The Parties Hereto Consents, For Itself And In Respect Of Its Property, To The Exclusive Jurisdiction Of Those Courts. Each Of The Parties Hereto Irrevocably Waives Any Objection, Including Any Objection To The Laying Of Venue Or Based On The Grounds Of Forum Non Conveniens, Or Any Legal Process With Respect To Itself Or Any Of Its Property, Which It May Now Or Hereafter Have To The Bringing Of Any Action Or Proceeding In Such Jurisdiction In Respect Of This Agreement Or Any Document Related Hereto. Each Of The Parties Hereto Waives Personal Service Of Any Summons, Complaint Or Other Process, Which May Be Made By Any Other Means Permitted By New York Law.

All Parties Hereunder Hereby Knowingly, Voluntarily And Intentionally Waive Any Rights They May Have To A Trial By Jury In Respect Of Any Litigation Based Hereon, Or Arising Out Of, Under, Or In Connection With, This Agreement, Or Any Course Of Conduct, Course Of Dealing, Statements (whether Oral Or Written) Or Actions Of The Parties In Connection Herewith Or Therewith. All Parties Acknowledge And Agree That They Have Received Full And Significant Consideration For This Provision And That This Provision Is A Material Inducement For All Parties To Enter Into This Agreement.

Section 17.     Entire Agreement; Counterparts.

Section 17.1. Complete Agreement. This Agreement constitutes the complete and exclusive agreement of the parties with regard to the matters addressed herein and supersedes and terminates as of the date hereof, all prior agreements or understandings, oral or written, between the parties to this Agreement relating to such matters.

Section 17.2. Counterparts. This Agreement may be executed in any number of counterparts and all counterparts taken together shall constitute one and the same instrument.

Section 17.4. Facsimile Signatures. The exchange of copies of this Agreement and of signature pages by facsimile transmission or pdf shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

Section 18.     Amendment; Waiver.

Section 18.1. Amendment. This Agreement may not be amended except by an express written instrument duly executed by the Company, the Account Bank and the Document Custodian.

Section 18.2. Waiver. In no instance shall any delay or failure to act be deemed to be or effective as a waiver of any right, power or term hereunder, unless and except to the extent such waiver is set forth in an expressly written instrument signed by the party against whom it is to be charged.

Section 19.      Successor And Assigns.

Section 19.1. Successors Bound. The covenants and agreements set forth herein shall be binding upon and inure to the benefit of each of the parties and their respective successors and permitted assigns. Neither party shall be permitted to assign their rights under this Agreement without the written consent of the other party; provided, however, that the foregoing shall not limit the ability of the Account Bank or the Document Custodian to delegate certain duties or services to or perform them through agents or attorneys appointed with due care as expressly provided in this Agreement.

Section 19.2. Merger and Consolidation. Any corporation or association into which the Account Bank or Document Custodian may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Account Bank or the Document Custodian shall be a party, or any corporation or association to which the Account Bank or Document Custodian transfers all or substantially all of its corporate trust business, shall be the successor of the Account Bank or Document Custodian, as applicable hereunder, and shall succeed to all of the rights, powers and duties of the Account Bank or Document Custodian, as applicable, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 20.     Severability.

The terms of this Agreement are hereby declared to be severable, such that if any term hereof is determined to be invalid or unenforceable, such determination shall not affect the remaining terms.

Section 21.     Request For Instructions.

If, in performing its duties under this Agreement, the Account Bank or Document Custodian is required to decide between alternative courses of action, the Account Bank or Document Custodian may (but shall not be obliged to) request written instructions from the Company as to the course of action desired by it. If the Account Bank or Document Custodian does not receive such instructions within two (2) Business Days after it has requested them, it may, but shall be under no duty to, take or refrain from taking any such courses of action. The Account Bank and Document Custodian shall act in accordance with instructions received from the Company in response to such request after such two-Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.

Section 22.      Other Business.

Nothing herein shall prevent the Account Bank, the Document Custodian or any of their affiliates from engaging in other business, or from entering into any other transaction or financial or other relationship with, or receiving fees from or from rendering services of any kind to the Company or any other Person. Nothing contained in this Agreement shall constitute the Company and/or the Account Bank or the Document Custodian (and/or any other Person) as members of any partnership, joint venture, association, syndicate, unincorporated business or similar assignment as a result of or by virtue of the engagement or relationship established by this Agreement.

Section 23.     Reproduction Of Documents.

This Agreement and all schedules, exhibits, attachments and amendment hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further production shall likewise be admissible in evidence.

Section 24.     Miscellaneous.

The Company hereby acknowledges that, notwithstanding anything to the contrary in this Agreement, the review contemplated herein (the “Review”) is a review to be performed by the Document Custodian solely for the purpose of acknowledging receipt of Loan Files by the Document Custodian from the Company. Any certification related to such Review prepared by the Document Custodian and furnished to the Company is produced solely in connection with this purpose. The Company did not engage the Document Custodian to perform the Review, produce any certification or perform any of the services in this Agreement for the purpose of making findings with respect to the accuracy of the information or data regarding the loans provided to the Document Custodian by the Company for the Review as contemplated by Rule 17g-10 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Given the purpose and scope of the Document Custodian’s services (including the Review and any certification) under this Agreement and given the Company’s treatment and use of the Review and any certification, the Company and the Document Custodian agree that the Document Custodian’s Review is not commonly understood in the market to be “due diligence services” for purposes of Rule 17g-10. The Company does not consider the Review and any certification to be “due diligence services” for purposes of Rule 17g-10, and unless the Company notifies the Document Custodian to the contrary, the Company will not treat any certification as a “third party due diligence report” for purposes of Rule 15Ga-2 under the Exchange Act. The Company hereby acknowledges that the Document Custodian is relying on this acknowledgment for purposes of determining that its Review does not constitute “due diligence services” under Rule 17g-10.

The Company acknowledges receipt of the following notice:

“ IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non- individual person such as a business entity, a charity, a trust or other legal entity the Account Bank and the Document Custodian will ask for documentation to verify its formation and existence as a legal entity. The Account Bank and the Document Custodian may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.”

[Page Intentionally Ends Here. Signatures Appear On Next Page.]

In Witness Whereof, each of the parties has caused this Agreement to be executed and delivered by a duly authorized officer, intending the same to take effect as of the date of this Agreement.

Trinity Capital, Inc.

By:	/s/ Steve Brown
Name:
Title:

Wells Fargo Bank, National Association,
not in its individual capacity, but solely as Account Bank

By:
Name:
Title:

Wells Fargo Bank, National Association,
not in its individual capacity, but solely as Document Custodian

By:
Name:
Title:

[Signature Page To Custody And Account Agreement]

In Witness Whereof, each of the parties has caused this Agreement to be executed and delivered by a duly authorized officer, intending the same to take effect as of the date of this Agreement.

Trinity Capital, Inc.

By:
Name:
Title:

Wells Fargo Bank, National Association, not in its individual capacity, but solely as Account Bank

By:	/s/ Chad Schafer
	Name:	Chad Schafer
	Title:	Vice President

Wells Fargo Bank, National Association, not in its individual capacity, but solely as Document Custodian

By:	/s/ Chad Schafer
	Name:	Chad Schafer
	Title:	Vice President

[Signature Page To Custody And Account Agreement]

Schedule A

List of Authorized Persons

Each of the undersigned hereby certifies that the following officers or employees of the Company have been duly authorized to deliver Proper Instructions to the Account Bank and the Document Custodian pursuant to the Custody and Account Agreement between the Company, the Account Bank and the Document Custodian dated January 8, 2020, and that the email addresses and signatures appearing opposite their names are true and correct:

Steve Brown, CEO	sbrown@trincapinvestment.com	/s/ Steve Brown
Name and Title	Email Address	Signature

Kyle Brown, President	kbrown@trincapinvestment.com
Name and Title	Email Address	Signature

Susan Echard, CFO	sechard@trincapinvestment.com	/s/ Susan Echard
Name and Title	Email Address	Signature

Schedule A

List Of Authorized Persons

Each of the undersigned hereby certifies that the following officers or employees of the Company have been duly authorized to deliver Proper Instructions to the Account Bank and the Document Custodian pursuant to the Custody and Account Agreement between the Company, the Account Bank and the Document Custodian dated January 8, 2020, and that the email addresses and signatures appearing opposite their names are true and correct:

Steve Brown, CEO	sbrown@trincapinvestment.com
Name and Title	Email Address	Signature

Kyle Brown, President	kbrown@trincapinvestment.com	/s/ Kyle Brown
Name and Title	Email Address	Signature

Susan Echard, CFO	sechard@trincapinvestment.com
Name and Title	Email Address	Signature

Exhibit A

Form Of Request For Release

To:         Wells Fargo Bank, National Association, as Account Bank

ABS Custody Vault

1055 10th Avenue SE
MAC N9401-011

Minneapolis, MN 55414

Attention: Corporate Trust Services — Asset-Backed Securities Vault

abs.custody.vault@wellsfargo.com

Pursuant to Section 3A(c) of the Custody and Account Agreement described below, the undersigned requests the Loan Files described below for the reason indicated. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Custody and Account Agreement, dated as of January 8, 2020, among Wells Fargo Bank, National Association, as the Account Bank and Document Custodian, and Trinity Capital, Inc., as the Company.

Loan Numbers:

          [ __]

Reason For Requesting Documents:

          Receivable Paid in Full

          Repossession

          Liquidation

          Defective Asset

          Takeout Transaction

          Other — Explain

To the extent such release is due to payment in full or ineligibility, any such documents that may be in electronic form may be deleted from the Document Custodian’s system of record rather than released to the Company or its designees.

Trinity Capital, Inc., as Company

By:
Name:
Title: